UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

Diversified Resources Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-175183	98-0687026
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

37 Mayfair Road, SW
Calgary, Alberta, Canada  T2V 1Y8
(Address of principal executive offices)

403-862-5331
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On April 16, 2012, Diversified Resources Inc. (the "Registrant" or "Company") entered into lock-up agreements (the "Lock-up Agreements") with three significant shareholders of the Company holding an aggregate of 1,100,000 Common Shares (representing approximately 20.95% of the issued and outstanding Common Shares). Under the Lock-up Agreements, the shareholders have agreed that during the Lock-up Period, which is twelve months after the effective date of the Agreement, the shareholder will not make or cause any sale of any of the securities the shareholder owns, either of record or beneficially, and of which the shareholder has the power to control the disposition except for the sale of no more than 52,500 shares every three months on a cumulative basis. The shareholder further agrees that any sale of the securities for twelve months following the end of the Lock-up Period shall be subject to the volume restrictions of Rule 144.

Copies of the Lock-up Agreements are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. The foregoing descriptions of the Lock-up Agreements are qualified in its entirety by reference to the full text of the Lock-Up Agreements.

Item 9.01       Financial Statements and Exhibits

Exhibit Number	Description
10.1	Lock-up Agreement dated April 16, 2012 between Diversified Resources Inc. and Thomas Hewitt
10.2	Lock-up Agreement dated April 16, 2012 between Diversified Resources Inc. and Beverly Munro
10.3	Lock-up Agreement dated April 16, 2012 between Diversified Resources Inc. and Norman MacKenzie

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 24, 2012

DIVERSIFIED RESOURCES INC.

By:	/s/ Gordon Smith
Gordon Smith
President, Chief Executive Officer, Chief Financial Officer and Director